Exhibit 107
CALCULATION OF FILING FEE TABLE
Form
S-8
(Form Type)
Avidity Biosciences, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	6,594,000 (2)	$29.77 (3)	$196,303,380 (3)	$ 153.10 per $1,000,000	$30,054.05

Equity	Common Stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	1,198,900 (4)	$29.77 (3)	$35,691,253 (3)	$ 153.10 per $1,000,000	$5,464.33

Total Offering Amounts					$231,994,633		$35,518.38

Total Fee Offsets (5)							$ 0

Net Fee Due							$35,518.38

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the registrant’s 2020 Incentive Award Plan (the “2020 Plan”) and 2020 Employee Stock Purchase Plan (the “ESPP”) to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2020 Plan and the ESPP.

(2)	Represents 6,594,000 shares of common stock available for future issuance (or that may become available for issuance) under the 2020 Plan.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq Global Market on February 26, 2025, which date is within five business days prior to filing this registration statement.

(4)	Represents 1,198,900 shares of common stock available for future issuance (or that may become available for issuance) under the ESPP.
(5)	The registrant does not have any fee offsets.